Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 25, 2014

ConocoPhillips

600 North Dairy Ashford

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm under “Part II” under the heading “Item 8. Financial Statements and Supplementary Data,” under the subheading “Reserves Governance” and under “Part IV” under the heading “Item 15. Exhibits, Financial Statement Schedules” under the subheading “Index to Exhibits” in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2013, and to the inclusion of our process review letter report dated February 25, 2014, (our Report) as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the incorporation by reference of our Report in the Registration Statements filed by ConocoPhillips on Form S-3 (No. 333-179626), Form S-4 (No. 333-130967) and Form S-8 (No. 333-98681, No. 333-116216, No. 333-133101, No. 333-159318, No. 333-171047, and No. 333-174479).

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716